As filed with the Securities and Exchange Commission on October 24, 2000
                                                 Registration Statement No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                                _______________

                        CENTILLIUM COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

                Delaware                                                                                  94-3263530
     (State or other jurisdiction of                47211 Lakeview Boulevard                          (I.R.S. Employer
     incorporation or organization)                 Fremont, California  94538                        Identification Number)
                             (Address , including zip code, of Registrant's principal executive offices)

                                _______________

                                1997 STOCK PLAN
                      2000 EMPLOYEE STOCK PURCHASE PLAlN
                           (Full title of the plans)

                                _______________

                                 Faraj Aalaei
                            Chief Executive Officer
                           47211 Lakeview Boulevard
                          Fremont, California  94538
                                (510) 771-3700
(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            Arthur F. Schneiderman
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                     Amount        Proposed         Proposed
                                                                      to be         Maximum         Maximum
                     Title of Each Class of                        Registered   Offering Price     Aggregate        Amount of
                   Securities to be Registered                      (Shares)       Per Share     Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common stock, $0.001 par value, issuable upon exercise of
 options outstanding under the 1997 Stock Plan...................1,076,250      $ 61.82  (1)    $ 66,533,775        $17,564.92
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, available for issuance under the
 1997 Stock Plan.................................................1,565,954      $ 37.44  (2)    $ 58,625,403        $15,477.11
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, available for issuance under the
 2000 Employee Stock Purchase Plan...............................  500,000      $ 31.82  (3)    $ 15,910,938        $ 4,200.49
-----------------------------------------------------------------------------------------------------------------------------------
Total............................................................3,142,204      $ 44.90         $141,070,116        $37,242.52
===================================================================================================================================

(1) Calculated in accordance with Rule 457(h) and based upon the weighted average exercise price per share of $61.82 as to 1,076,250 outstanding but unexercised options to purchase Common Stock under the 1997 Stock Plan.

(2) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee as to the 1,565,954 remaining shares of Common Stock available for issuance under the 1997 Stock Plan and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 19, 2000, which was $37.4375.

(3) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee and based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 19, 2000, which was $37.4375. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Centillium Communications, Inc. (the "Registrant"):

        1. The Registrant's Registration Statement on Form S-1 declared effective by the Commission on May 23, 2000;

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

        3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, declared effective by the Commission on May 23, 2000.

        In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the common stock in this offering will be passed upon for Centillium by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm, beneficially own an aggregate of approximately 147,050 shares of Centillium common stock.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Exhibit
        Number                          Exhibit
        ------                          -------

           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

          10.1* Centillium Communications, Inc. Amended and Restated 1997 Stock Plan

          10.2*  Centillium Communications, Inc. 2000 Employee Stock Purchase
                 Plan

          23.1   Consent of Ernst & Young LLP, Independent Auditors

          23.2   Consent of WSGR (included in Exhibit 5.1)

          24.1   Power of Attorney (see signature page)

     * Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on May 23, 2000.

Item 9. Undertakings

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 20/th/ day of October, 2000.


                                    CENTILLIUM COMMUNICATIONS, INC.

                                    By:      /s/ Faraj Aalaei
                                        ------------------------------
                                        Faraj Aalaei, Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Faraj Aalei and John W. Luhtala his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                     Title                             Date
               ----------                                     ------                            ----
           /s/ Faraj Aalaei                     Chief Executive Officer and Director       October 20, 2000
-------------------------------------------
               Faraj Aalaei                       (Principal Executive Officer)

           /s/ John W. Luhtala                  Vice President, Finance and Chief          October 20, 2000
-------------------------------------------
               John W. Luhtala                    Financial Officer (Principal Financial
                                                  and Accounting Officer)

           /s/ Shahin Hedayat
-------------------------------------------     President and Director                     October 20, 2000
               Shahin Hedayat

___________________________________________     Director and Chairman of the Board
               Kamran Elahian

           /s/ Irwin Federman                   Director                                   October 20, 2000
-------------------------------------------
               Irwin Federman

           /s/ Robert Hawk                      Director                                   October 20, 2000
-------------------------------------------
               Robert Hawk

___________________________________________     Director
               Lip-Bu Tan

           /s/ Jere Drummond                    Director                                   October 20, 2000
-------------------------------------------
               Jere Drummond

                               INDEX TO EXHIBITS

Exhibit
Number                                  Exhibit
------                                  -------

  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

  10.1*  Centillium Communications, Inc. Amended and Restated 1997 Stock Plan

  10.2*  Centillium Communications, Inc. 2000 Employee Stock Purchase Plan

  23.1   Consent of Ernst & Young LLP, Independent Auditors

  23.2   Consent of WSGR (included in Exhibit 5.1)

  24.1   Power of Attorney (see signature page)

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on May 23, 2000.